CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the "Registration Statement") of our reports dated December 12, 2006 relating to the financial statements and financial highlights which appear in the October 31, 2006 Annual Reports to Shareholders of the T. Rowe Price Emerging Markets Equity Fund, T. Rowe Price Institutional Global Equity Fund, and T. Rowe Price Institutional Foreign Equity Fund and our report dated February 12, 2007, relating to the financial highlights which appears in the December 31, 2006 Annual Report to Shareholders of T. Rowe Price Institutional Emerging Markets Bond Fund (collectively four of the funds comprising T. Rowe Price Institutional International Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Fund Service Providers" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
May 24, 2007